MASTER CONVEYANCE AGREEMENT


     Master Conveyance Agreement (the "Agreement"), dated as of April 22, 1999, among IMC Global Inc., a Delaware corporation ("Global"), The Vigoro Corporation, a Delaware corporation ("Vigoro" and, together with Global, the "Seller"), Royster-Clark, Inc., a Delaware corporation ("RC" or the "Purchaser"), and United States Trust Company of New York, as Trustee (the "Trustee"), under that certain indenture (the "Indenture"), dated April 22, 1999, with respect to the First Mortgage Notes due 2009 (the "First Mortgage Notes") of the Purchaser.

     Global and the Purchaser agree as follows for the benefit of each other and for the Trustee, as collateral agent for the holders of the First Mortgage
Notes:

                                   STATEMENTS

     A. Global, Vigoro and Royster-Clark Group, Inc. (formerly known as R-C Delaware Acquisition Inc.) have entered into that certain stock purchase agreement dated as of January 21, 1999 (as amended, the "Stock Purchase Agreement") pursuant to which the Purchaser, as assignee of certain rights of Royster-Clark Group, Inc. under the Stock Purchase Agreement will purchase all of the outstanding shares of IMC AgriBusiness Inc., a Delaware corporation ("AgriBusiness"), IMC Nitrogen Company, a Delaware corporation ("Nitrogen"), and Hutson's Ag Services, Inc., a Kentucky corporation ("Hutson's" and, together with AgriBusiness and Nitrogen, the "IMC Operating Companies").

     B. In the Stock Purchase Agreement, Global and Vigoro have represented (the "RE Representations") that one of the IMC Operating Companies has good and marketable title to each of the parcels of the real property identified as the Owned Premises on Schedule 2.3.23 of the Stock Purchase Agreement (each, a "Parcel" and together the "Real Property") free and clear of any Encumbrance (as defined in the Stock Purchase Agreement), easement, covenant or other restriction, except for Encumbrances, easements, covenants and other restrictions of record which do not affect materially and adversely the current use, occupancy or marketability of title of the parcel subject thereto ("Permitted Title Matters").

     C. In connection with the transaction contemplated by the Stock Purchase Agreement, Purchaser is entering into a financing transaction for which the Real Property or interests in the entities holding title to the Real Property are intended to serve as collateral to be held by the Trustee. Purchaser has agreed to transfer the Real Property listed on Schedule 1 and 2 hereto owned by the IMC Operating Companies and Royster-Clark, Inc. or one of its subsidiaries, to one of the Special Purpose Restricted Subsidiaries (as defined in the Indenture) on or prior to September 15, 1999.

     D. In furtherance of its obligations pursuant to Sections 3.4.1 and 6.5 of the Stock Purchase Agreement, Seller hereby agrees to take the actions set forth herein after the Closing (as defined in the Stock Purchase Agreement) to cause all of the Real Property to conform to the RE Representations.

     E. It is a condition to the closing of the offering of First Mortgage Notes that the properties listed on Schedule 1 and 2 will be owned by one of the Special Purpose Restricted Subsidiaries and that a pledge of their equity interests will be granted to the Trustee as collateral agent for and on behalf of the holders of the First Mortgage Notes. Purchaser hereby agrees to take the actions set forth herein to satisfy its obligations under the Indenture. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Purchaser's Due Diligence Period

     With respect to the Real Property listed on Schedule 1 attached, Purchaser shall have until June 1, 1999 (the "Due Diligence Period") to notify Seller in writing of each such Parcel which, in the view of Purchaser, does not conform to the RE Representations (each, a "Title Notice"). Each such Title Notice for a Parcel shall specify, as applicable, the current record owner (the "Record Owner"), the name of the IMC Operating Company in which title should be vested, any releases of liens ("Needed Releases") and any other correcting instruments ("Needed Correcting Instruments") which, in the view of Purchaser, are necessary to cause such Parcel to conform to the RE Representations, and shall include a copy of Purchaser's title report confirming such matters.

2. Conveyances

     (a) Seller agrees that, promptly after (but no later than September 15, 1999) Purchaser's delivery of a Title Notice identifying the current Record Owner of any Parcel to be an entity other than one of the IMC Operating Companies, Seller will, at Seller's sole expense, cause the Record Owner to convey good and marketable title to such Parcel to the IMC Operating Company or subsidiary thereof designated by Purchaser, in accordance with this Agreement, together with all buildings and other improvements thereon, all fixtures thereon, and all reversions, remainders, easements, rights-of-way, appurtenances, tenements, hereditaments and water rights (if any) appertaining to or otherwise benefiting such Parcel or any improvements thereon.

     (b) Purchaser agrees that, as soon as possible (but no later than September 15, 1999), Purchaser shall convey good and marketable title to the Real Property listed on Schedule 2 hereto to one of the Special Purpose Restricted Subsidiaries, in accordance with this Agreement, together with all buildings and other improvements thereon, all fixtures thereon, and all reversions, remainders, easements, rights-of-way, appurtenances, tenements, hereditaments and water rights (if any) appertaining to or otherwise benefiting such Parcel or any improvements thereon.

3. Seller's Correction Of Other Title Matters

     Promptly after (but no later than September 15, 1999) receipt of Title Notice from Purchaser in accordance with Section I identifying any Needed Releases and/or Needed Correcting Instruments with respect to any Parcel of the Real Property, Seller shall, at Seller's sole expense, deliver or cause to be delivered to Purchaser such certificates of name change, certificates of merger, Needed Releases and/or Needed Correcting Instruments, all legally sufficient and in recordable form, as are necessary to cause such Parcel to conform to the RE Representations; it being understood that upon such delivery, Seller shall have fulfilled its obligation with respect to prompt delivery and shall not be held responsible for delays caused by governmental bodies in processing or recording any such document. If any Needed Release or Needed Correcting Instrument is required as a result of a lease or a party in possession of a Parcel, Seller also shall, at Seller's sole expense, deliver exclusive possession of such Parcels to Purchaser.

4. Expenses

     (a) As to the Real Property on Schedule 1, Seller shall pay all conveyance and transfer taxes and recording fees for each Deed, Needed Release and Needed Correcting Instrument. To the extent a lien relates to a liability for which Purchaser would be entitled to indemnification under the Stock Purchase Agreement, any liens to be paid by Seller in order to obtain Needed Releases shall be paid and satisfied at Seller's expense. All expenses of operating the Real Property shall be borne by the IMC Operating Companies according to the Stock Purchase Agreement, notwithstanding any conveyance of title after the Closing.

     (b) As to the Real Property on Schedule 2, Purchaser shall pay all conveyance and transfer taxes and recording fees for each Deed, Needed Release and Needed Correcting Instrument.

5. Indemnification

     (a) Notwithstanding any provisions to the contrary or limiting Seller's liability under Section 7.3.8(a) or 7.3.8(b) of the Stock Purchase Agreement, Seller shall indemnify Purchaser and the Collateral Agent for the benefit of the holders of the First Mortgage Notes by October 15, 1999 from and against any and all Damages incurred by Purchaser by reason of or arising out of a breach of any covenant of Seller contained in this Agreement, including, for any Parcel not conveyed to an IMC Operating Company in accordance with this Agreement by September 30, 1999, an amount equal to the full fair market value of such Parcel not conveyed, determined by an appraisal prepared for Purchaser by Valuation Research Corporation, or if Valuation Research Corporation does not exist, by another independent appraiser of similar standing to be agreed to by Seller and Purchaser, provided, however, that Seller shall be required to indemnify and hold harmless Purchaser or any third party beneficiary under this Agreement only to the extent that the aggregate amount required to be paid by Seller pursuant to this Agreement together with any amount paid pursuant to Section 7.3 of the Stock Purchase Agreement does not exceed 10% of the Purchase Price. It is understood and agreed by the parties hereto that (i) all amounts paid by Seller hereunder shall be included in calculating any limitation on the amounts to be paid by Seller pursuant to Article VII of the Stock Purchase

Agreement on account of the cap set forth in Section 7.3.8(d) of the Stock Purchase Agreement, and (ii) any Damages incurred by any Purchaser Indemnitee indemnified hereunder shall be excluded in calculating the amount of Damages incurred by any Purchaser Indemnitee for purposes of the deductibles of Section
7.3.8 of the Stock Purchase Agreement.

     (b) Purchaser shall indemnify the Collateral Agent for the benefit of the holders of the First Mortgage Notes by September 30, 1999, from and against any and all losses, damages, liabilities, costs and expenses (including attorney's fees) incurred by the Collateral Agent by reason of or arising out of a breach of any covenant of Purchaser contained in this Agreement, including, for any Parcel listed on Schedule 2 not conveyed to a Special Purpose Restricted Subsidiary in accordance with this Agreement by September 15, 1999, an amount equal to the full fair market value of such Parcel not conveyed, determined by an appraisal prepared for Purchaser by Valuation Research Corporation, or if Valuation Research Corporation does not exist, by another independent appraiser of similar standing to be agreed to by Seller and Purchaser, provided, however, that Purchaser shall be required to indemnify and hold harmless the Collateral Agent or any third party beneficiary under this Agreement only to the extent that the aggregate amount required to be paid by Seller pursuant to this paragraph 2(b) does not exceed $5,000,000.

     (c) The indemnification provided for in this Agreement shall terminate on October 15, 1999 (and no claims shall be made by Purchaser or any third party beneficiary under this Agreement thereafter), except that the indemnification by Seller or Purchaser, as the case may be, shall continue as to any Damages of which Purchaser, the Collateral Agent or a third party beneficiary has notified Seller or Purchaser, as the case may be, in accordance with the requirements of this Agreement on or prior to the date such indemnification would otherwise terminate in accordance with this Section 5, as to which the obligation of Seller and Purchaser shall continue until the liability of Seller and Purchaser shall have been determined pursuant to this Agreement, and Seller and Purchaser, as the case may be, shall have reimbursed Purchaser, the Collateral Agent or such third party beneficiary, as the case may be, for the full amount of such Damages that are payable in accordance with this Agreement.

     (d) Except to the extent remedies cannot be waived as a matter of law, indemnification pursuant to the provisions of this section shall be the exclusive remedy (including any remedy which any party would otherwise have pursuant to the Stock Purchase Agreement) of Purchaser for any of the matters identified on Schedule 1 or which become the subject of a Title Notice.

     (e) The indemnification provisions in paragraphs (a) and (b) above are several but not joint obligations of the Seller and the Purchaser. No amounts paid under each of the above paragraphs shall be applied against the maximum indemnification limits of the other.

     (f) Notwithstanding any of the foregoing, Purchaser shall not give any notice or make any claims or demands pursuant to the indemnification provisions of the Stock Purchase Agreement until the later of (i) October 15, 1999 or (ii) the date on which all indemnification obligations of Seller hereunder shall have been satisfied.

6. Purchaser Obligations

     (a) On or before September 15, 1999, Purchaser shall deliver to the Trustee an Officers' Certificate (as defined in the Indenture) stating (i) those Parcels listed on Schedule 1 hereto that have been properly conveyed to one of the IMC Operating Companies or a subsidiary thereof in accordance with Paragraph 2 entitled "Conveyances" and the entity to which each was conveyed, (ii) those Parcels that have not been properly conveyed and (iii) that no Default or Event of Default exists with respect to the Indenture. Purchaser shall also attach to the Officers' Certificate a valuation report prepared in accordance with Paragraph 5 entitled "Seller's Indemnification" for those Parcels listed in clause (ii) above and shall apply the proceeds pursuant to Section 4.22 of the Indenture.

     (b) On or before September 15, 1999, Purchaser shall deliver to the Trustee an Officers' Certificate (as defined in the Indenture) stating (i) those Parcels listed on Schedule 2 hereto that have been properly conveyed to one of the Special Purpose Restricted Subsidiaries in accordance with Paragraph 2 entitled "Conveyances" and the entity to which each was conveyed, (ii) those Parcels that have not been properly conveyed and (iii) that no Default or Event of Default exists with respect to the Indenture. Purchaser shall also attach to the Officers' Certificate a valuation report prepared in accordance with Paragraph 5 entitled "Indemnification" for those Parcels listed in clause (ii) above and shall apply the proceeds pursuant to Section 4.22 of the Indenture.



7. Sellers' Representations

     Other than with respect to Article VII of the Stock Purchase Agreement, this Agreement shall be considered an Ancillary Document for purposes of the Stock Purchase Agreement.

8. General Provisions

     (a) Time of Essence. Time is of the essence of each and every provision of
         ---------------
this Agreement.

     (b) Successors and Assigns. This Agreement shall be binding upon and inure
         ----------------------
to the benefit of the parties and their respective successors and assigns.

     (c) Notices. Notices under this Agreement shall be in writing and if
         -------
personally delivered, delivered by courier, or telefaxed shall be effective when received. If mailed, a notice shall be deemed effective on the third business day after deposited as registered or certified mail, postage prepaid, return receipt requested, directed to the other party at the address shown above. All notices to Seller shall be given to Seller at 2100 Sanders Road, Northbrook, Illinois 60062-6146, to the attention of General Counsel with a copy to Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, to the attention of David J. Zampa. All notices to Purchaser shall be given to Purchaser at Royster-Clark, Inc., 10 Rockefeller Plaza, Suite 1120, NY, NY 10020 to

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


the attention of Walter Vance, with a copy to Dechert Price & Rhoads, 90 State House Square, Hartford, Connecticut 06103, Attention: Nadine Kline Young, Esq.,
Telecopier: (860) 524-3930. All notices to the Trustee shall be given to Trustee at 114 West 47th Street, 25th Floor, NY, NY 10036-1532 to the attention of Louis
P. Young, with a copy to Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, Suite 4100, Dallas, TX 75201, Attention: Nancy C. Rush, Esq.,
Telecopier: (214) 969-2838. Any party may change its address for notices by at least five (5) days advance written notice to the other.

     (d) Waiver. Failure of either party at any time to require performance of
         ------
any provision of this Agreement shall not limit the party's right to enforce the provision. Waiver of any breach of any provision shall not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

     (e) Applicable Law. This Agreement shall be construed, applied and enforced
         --------------
in accordance with the laws of the State of New York.

     (f) Changes in Writing. This Agreement and any of its terms may only be
         ------------------
changed, waived, discharged or terminated by a written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     (g) Invalidity of Provisions. In the event any provision of this Agreement
         ------------------------
is declared invalid or is unenforceable for any reason, such provision shall be deleted from such document and shall not invalidate any other provision contained in this Agreement.

     (h) Counterparts. This Agreement may be executed simultaneously or in
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate as of the day and year first above written.


SELLER:                             IMC GLOBAL INC.


                                    By: /s/ Lynn White
                                        -------------------------------------
                                        Its: Sr. VP of Corporate Development



                                    THE VIGORO CORPORATION


                                    By: /s/ Lynn White
                                        -------------------------------------
                                        Its: Sr. VP of Corporate Development



PURCHASER                           ROYSTER-CLARK, INC.,
                                    a Delaware corporation



                                    By: /s/ G. Kenneth Moshenek
                                        -------------------------------------
                                        Its:



TRUSTEE                             UNITED STATES TRUST COMPANY OF NEW YORK
                                    a bank and trust company organized under the banking laws of New York



                                    By: /s/ Louis P. Young
                                        -------------------------------------
                                        Its: Vice President

                                   Schedule 1
                                   ----------

                          List of Real Property of IMC

                                   Schedule 2
                                   ----------

                    List of Real Property of Royster Clark

                 *ALL SITES ARE RETAIL UNLESS OTHERWISE NOTED

OWNED PREMISES
--------------

MARYLAND
--------

     1.  10413 River Landing Rd., Denton, MD (Caroline County)

     2.  12200 Massey Road - Rt. 299, Massey, MD (Kent County)

     3.  308 Timmons Street, Snow Hill, MD (Worcester County)

NORTH CAROLINA
--------------

     1.  Highway 55, Alliance, NC (Pamlico County)

     2.  Hwy. 11, Brick Mill Rd., Aulander, NC (Bertie County)

     3.  State Road 1901, Ayden, NC (Pitt County)

     4.  7460 New Bern Highway, Belgrade, NC (aka Maysville) (Onslow County)

     5.  Highway 264 West, Belhaven, NC (Beaufort County)

     6.  6717 Hwy. 67-E, Boonville, NC (Yadkin County)

     7.  7218 Brown Summit Road, Brown Summit, NC (Guilford County)

     8.  Hwy. 94 South, Columbia, NC (Tyrrell County)

     9.  Highway 64, Creswell, NC (Tyrrell County)

     10. Pitts Chapel Road, Elizabeth City (aka Weeksville), NC (Pasquotank County)

     11. 10140 Piney Woods Road, Fairfield, NC (Hyde County)

     12. S. Fields Street, Farmville, NC (Pitt County)

     13. Albermarle Street, Hertford, NC (Perquimans County)

     14. 108 E. Washington Street, LaGrange, NC (Lenoir County)

     15. Business Hwy. 74 East, Laurinburg, NC (Scotland County)

     16. Bladenboro Hwy., 211 East, Lumberton, NC (Robeson County)

     17. 1030 Hart Street, Murfreesboro, NC (Hertford County)

     18. Windley Street, New Bern, NC (Craven County) (New Bern Nitgrogen Terminal)

     19. 1000 N. Craven Street, New Bern, NC (Craven County) (Blend Plant)

     20. 722 Pembroke, New Bern, NC (Craven County) ("Potash" Plant)

     21. Box 401F, Rte. 1, Ormondsville, NC (Greene County)

     22. Clay Street, Hwy. 11, Pink Hill, NC (Lenoir County)

     23. Hwy. 111 S., Pink Hill, NC (Lenoir County) (Surplus Property)

     24. 1665 NC Hwy. 64E, Plymouth, NC (Washington County) (Mallinckrodt Storage Terminal and Retail Site)

     25. 141 Ludy Smith Road, Princeton, NC (Wayne County)

     26. 312 W. Fourth Avenue, Red Springs, NC (Robeson County) (Buildings)

     27. 3330 Brake Road, Rocky Mount, NC (Edgecomb County)

     28. Autryville Highway, Salemburg, NC (Sampson County)

     29. Hwy. 34, Shawboro, NC (Currituck County)

     30. 706 Washburn Switch Road, Shelby, NC (Cleveland County)

     31. Old Edgar Road, Sophia, NC (Randolph County) (Blend Plant)

     32. 3210 Taylorsville Road, Statesville, NC (Iredell County)

     33. 1600 W. St. James St. Ext., Tarboro, NC (Edgecombe County)

     34. 1600 W. St. James St. Ext., Tarboro, NC (Edgecombe County) (Telone Repackaging Plant) (Distribution Ctr.)

     35. 409 Main Street, Tarboro, NC (Edgecombe County) (Corporate Office)

     36. 495 W. St. James Street, Tarboro, NC (Edgecombe County) (Tarboro Distribution Ctr.)

     37. Main & Daniel Streets, Tarboro, NC (Edgecomb County) (Car Wash)

     38. N. Water St. Extension & N. Side, Tarboro, NC (Edgecomb County) (Vacant
         Lot)

     39. St. James Street, Tarboro, NC (Edgecomb County) (Whse. Albemarle Bldg.#13 & 14)

     40. Albermarie Avenue, Tarboro, NC (Edgecomb County) (Vacant Land)

     41. 29 Bogey Farm, Tarboro, NC (Edgecomb County) (Lot)

     42. State Road 1616, Terra Ceia, NC (aka Pentego) (Beaufort County)

     43. Highway 58, Trenton, NC (Jones County)

     44. Highway 17 Business, Vanceboro, NC (Craven County)

     45. Warren Plains Road, Warenton, NC (Warren County)

     46. North Front Street, Warsaw, NC (Duplin County)

     47. 736 E. Main Street, Williamston, NC (Martin County) (Williamston Nitrogen Terminal)

     48. 800 Railroad Street, Wilson, NC (Wilson County)

     49. 244 North Lee Street, Yadkinville, NC (Yadkin County) (Retail and Distribution Ctr.)

VIRGINIA
--------

     1.  397 Elm Street SW, Abingdon, VA (Washington County)

     2. 22468 Lankford Hwy. Rt. 13, Atlantic, VA (aka Cape Charles) (Accomack County)

     3.  Old Axton Depot Street, Axton, VA (Henry County)

     4.  Hwy. 47, Chase City, VA (Mecklenburg County)

     5.  128 Depot Street, Chatham, VA (Pittsylvania County)

     6.  500 Tidewater Chem Rd., Chesapeake, VA (Chesapeake City County)

     7.  6236 Howard P. Anderson Road, Crystall Hill, VA (Halifax County)

     8.  760 Holbrook Avenue, Danville, VA (Danville Circuit Court)

     9.  2410 Mayflower Drive, Lynchburg, VA (Campbell County) (Blend Plant)

     10. Highway 727, Red House, VA (Charlotte County)

     11. 204 S. Lunenburg, South Hill, VA (Mecklenburg County)

     12. 270 Pamunkey Road, West Point, VA (King William County) (West Point Seed Plant and Retail Site)

     13. Highway 15 S., Wylliesburg, VA (Charlotte County) (Distribution Ctr.).